Exhibit 99.1

9341 Courtland Drive, Rockford, MI 49351 Phone (616) 866-5500; Fax (616) 866-0257

FOR IMMEDIATE RELEASE

CONTACT: Don Grimes

(616) 863-4404

WOLVERINE WORLDWIDE ANNOUNCES RECORD FINANCIAL RESULTS FOR FOURTH QUARTER AND FULL YEAR 2011

Rockford, Michigan, January 30, 2012 — Wolverine Worldwide (NYSE: WWW) today reported record revenue for both the fourth quarter and fiscal year ended December 31, 2011, as well as record earnings per share for the full year.

Highlights for the year:

•

Revenue rose 12.9% to a record $1,409.1 million, driven by double-digit growth from each of the Company’s branded operating groups: the Outdoor Group, Lifestyle Group and Heritage Group. Foreign exchange contributed $17.3 million, or 1.4%, to reported revenue growth. This year’s revenue represents the second consecutive year of double-digit growth, reflecting strong momentum for the Company’s brand portfolio in almost all major geographies.

•	Gross margin of 39.5% was equal to the prior year’s reported gross margin, representing outstanding performance in a challenging sourcing and product cost environment.

•	Operating margin expanded to a record 12.1%, compared to prior year reported operating margin of 11.4%.

•	Diluted earnings per share increased 14.3%, to $2.48, compared to prior year adjusted earnings per share of $2.17. Reported full-year earnings per share in 2010 were $2.11.

•

The excellent free cash flow generated in 2011 was used to invest for future growth, fund benefit plans for employees and return value to shareholders through the payout of $22.7 million in dividends and the repurchase of 1.8 million shares for $65.3 million.

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“Our portfolio of strong, global lifestyle brands combined to deliver another year of record performance,” said Blake W. Krueger, the Company’s Chairman and Chief Executive Officer. “Each of our three branded operating groups and our direct-to-consumer business contributed to the year’s outstanding results. Additionally, all major international regions reported double-digit revenue growth, as our newly created International Group focused on the significant opportunities outside of North America. Our distributor and licensee business, which markets our brands in nearly 190 countries, also had an exceptional year, with revenue up nearly 40%. We are very proud of the record performance in 2011 and are excited about the global momentum of our brands, our continued geographic expansion and the impressive product innovations we have planned for 2012.”

Highlights for the fourth quarter 2011:

•

On top of the prior year’s 23.2% fourth quarter revenue growth, revenue in this year’s fourth quarter rose 5.6% to $406.5 million, representing the sixth consecutive quarter of record revenue, driven by growth from all branded operating groups.

•	Gross margin in the quarter decreased 20 basis points to 36.9%, with incremental non-cash LIFO expense lowering gross margin by 80 basis points.

•	The Company continued to invest behind its most important growth initiatives, with a double-digit increase in marketing investments in the quarter.

•

Diluted earnings per share during the quarter of $0.47 compares to $0.52 in the prior year, a decrease of 9.6%. Organic growth across the portfolio of brands was offset by i) $0.06 per diluted share in incremental investments to drive accelerated growth; ii) $0.04 per diluted share in incremental non-cash LIFO expense; iii) $0.02 per diluted share in higher tax expense as a result of a lower effective tax rate in the prior year; and iv) a one-time gain on the sale of a non-core business that added $0.02 per diluted share to fourth quarter fiscal 2010 results.

Don Grimes, the Company’s Senior Vice President and Chief Financial Officer, commented, “We are extremely pleased with the Company’s double-digit increases in both revenue and earnings per share, another record year by both measurements. This exceptional financial performance in 2011 is indicative of the strength of our business model, the drive and focus of our seasoned management team and the discipline with which we manage the business. We remain focused on our goal of delivering superior financial results while increasing brand investments to drive future growth.”

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The Company’s outlook for 2012 reflects the following:

•	The recent strengthening of the U.S. dollar vs. the British pound, the Canadian dollar and the Euro;

•	Revenue in the range of $1.485 billion to $1.525 billion, representing growth of 5.4% to 8.2% versus the prior year;

•	Moderate gross margin expansion;

•

Modest SG&A deleverage reflecting i) approximately $11.1 million, or $0.15 per diluted share, of incremental non-cash pension expense; ii) an estimated $2.5 million, or $0.03 per diluted share, of incremental expenses associated with a significant expansion of the Company’s distribution infrastructure in support of future growth; and iii) incremental investments associated with retail store openings;

•	A full-year effective tax rate of approximately 28%;

•	Fully diluted weighted average shares outstanding of approximately 49 million; and

•

Fully diluted earnings per share in the range of $2.60 to $2.70, representing growth of approximately 4.8% to 8.9% versus the prior year. Adjusted for the estimated incremental non-cash pension expense, earnings per share are expected to grow in the range of 10.9% to 14.9%.

Krueger concluded, “We are in a strong position heading into the new year, with several global consumer trends and macro lifestyle trends working in our favor. The expanding footprint of our lifestyle brands and our ability to target many different consumer groups through a variety of distribution channels enables us to outperform in many different economic environments. We are certainly excited about the Company’s prospects for 2012.”

The Company will host a conference call at 8:30 a.m. EST today to discuss these results and current business trends. To listen to the call at the Company’s website, go to www.wolverineworldwide.com, click on “Investor Relations” in the navigation bar, and then click on “Webcasts & Presentations” from the side navigation bar of the “Investor Relations” page. To listen to the webcast, your computer must have a streaming media player, which can be downloaded for free at www.wolverineworldwide.com. In addition, the conference call can be heard at www.streetevents.com. A replay of the call will be available at the Company’s website through April 16, 2012.

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With a commitment to service and product excellence, Wolverine World Wide, Inc. is one of the world’s leading marketers of branded casual, active lifestyle, work, outdoor sport and uniform footwear and apparel. The Company’s portfolio of highly recognized brands includes: Bates®, Chaco®, Cushe®, Hush Puppies®, HYTEST®, Merrell®, Sebago® Soft Style® and Wolverine®. The Company also is the footwear licensee of popular brands including CAT®, Harley-Davidson® and Patagonia®. The Company’s products are carried by leading retailers in the U.S. and globally in more than 190 countries and territories. For additional information, please visit our website, www.wolverineworldwide.com.

This press release contains forward-looking statements. In addition, words such as “estimates,” “anticipates,” “believes,” “forecasts,” “plans,” “predicts,” “projects,” “is likely,” “expects,” “intends,” “should,” “will,” variations of such words and similar expressions are intended to identify forward-looking statements. These statements are not guarantees of future performance and involve certain risks, uncertainties and assumptions (“Risk Factors”) that are difficult to predict with regard to timing, extent, likelihood and degree of occurrence. Therefore, actual results and outcomes may materially differ from what may be expressed or forecasted in such forward-looking statements. Risk Factors include, among others: the Company’s ability to successfully develop its brands and businesses; changes in duty structures in countries of import and export including anti-dumping measures and trade defense actions; changes in consumer preferences or spending patterns; cancellation of orders for future delivery, or the failure of the Department of Defense to exercise future purchase options, award new contracts or the cancellation of existing contracts by the Department of Defense or other military purchasers; changes in planned customer demand, re-orders or at-once orders; the availability and pricing of footwear manufacturing capacity; reliance on foreign sourcing; failure of international licensees and distributors to meet sales goals or to make timely payments on amounts owed; disruption of technology systems; regulatory or other changes affecting the supply or price of materials used in manufacturing; the availability of power, labor and resources in key foreign sourcing countries, including China; the impact of competition and pricing; the impact of changes in the value of foreign currencies; the development of new initiatives; the risks of doing business in developing countries, and politically or economically volatile areas; retail buying patterns; consolidation in the retail sector; changes in economic and market conditions; acts and effects of war and terrorism; weather; and additional factors discussed in the Company’s reports filed with the Securities and Exchange Commission and exhibits thereto. Other Risk Factors exist, and new Risk Factors emerge from time to time that may cause actual results to differ materially from those contained in any forward-looking statements. Given these risks and uncertainties, investors should not place undue reliance on forward-looking statements as a prediction of actual results. Furthermore, the Company undertakes no obligation to update, amend or clarify forward-looking statements.

# # #

WOLVERINE WORLD WIDE, INC.

CONSOLIDATED CONDENSED STATEMENTS OF OPERATIONS

(Unaudited)

($000s, except per share data)

	September 30,	September 30,	September 30,	September 30,
	4th Quarter Ended		Fiscal Year Ended
	December 31,	January 1,	December 31,	January 1,
	2011	2011	2011	2011

Revenue	$406,466	$385,025	$1,409,068	$1,248,517
Cost of products sold	256,313	242,291	852,316	754,537
Restructuring and related costs	—	—	—	1,406

Gross Profit	150,153	142,734	556,752	492,574
Gross margin	36.9%	37.1%	39.5%	39.5%

Selling, general and administrative expenses	119,210	111,568	386,534	347,499
Restructuring and related costs	—	—	—	2,828

Operating Expenses	119,210	111,568	386,534	350,327
Operating expenses as a % of revenue	29.3%	29.0%	27.4%	28.1%

Operating Profit	30,943	31,166	170,218	142,247
Operating margin	7.6%	8.1%	12.1%	11.4%

Interest expense, net	378	247	1,025	387
Other (income) expense, net	147	(1,288)	283	(1,366)

	525	(1,041)	1,308	(979)

Earnings before income taxes	30,418	32,207	168,910	143,226

Income taxes	7,407	6,560	45,623	38,756
Effective tax rate	24.4%	20.4%	27.0%	27.1%

Net earnings	$23,011	$25,647	$123,287	$104,470

Diluted earnings per share	$0.47	$0.52	$2.48	$2.11

Supplemental information:
Net earnings used to calculate diluted earnings per share	$22,314	$25,253	$120,990	$102,900
Shares used to calculate diluted earnings per share	47,957	48,634	48,728	48,857
Weighted average shares outstanding	48,209	48,805	48,911	49,052

CONSOLIDATED CONDENSED BALANCE SHEETS

(Unaudited)

($000s)

	September 30,	September 30,
	December 31,	January 1,
	2011	2011
ASSETS:
Cash & cash equivalents	$140,012	$150,400
Receivables	219,963	196,457
Inventories	234,757	208,655
Other current assets	37,314	24,622

Total current assets	632,046	580,134
Property, plant & equipment, net	78,489	74,397
Other assets	138,667	132,044

Total Assets	$849,202	$786,575

LIABILITIES & EQUITY:
Current maturities on long-term debt	$515	$517
Accounts payable and other accrued liabilities	149,146	140,638

Total current liabilities	149,661	141,155
Long-term debt	—	517
Other non-current liabilities	124,324	101,006
Stockholders' equity	575,217	543,897

Total Liabilities & Equity	$849,202	$786,575

CONSOLIDATED CONDENSED STATEMENTS OF CASH FLOWS

(Unaudited)

($000s)

	September 30,	September 30,
	Fiscal Year Ended
	December 31,	January 1,
	2011	2011
OPERATING ACTIVITIES:
Net earnings	$123,287	$104,470
Adjustments necessary to reconcile net earnings to net cash provided by operating activities:
Depreciation and amortization	15,907	16,201
Deferred income taxes	7,676	(2,747)
Stock-based compensation expense	10,819	10,181
Pension Expense	17,502	16,286
Pension Contribution	(31,800)	(10,400)
Restructuring and other transition costs	—	4,234
Cash payments related to restructuring	(984)	(7,516)
Other	6,271	6,405
Changes in operating assets and liabilities	(69,864)	(69,248)

Net cash provided by operating activities	78,814	67,866

INVESTING ACTIVITIES:
Additions to property, plant and equipment	(19,397)	(16,370)
Other	(3,186)	(668)

Net cash used in investing activities	(22,583)	(17,038)

FINANCING ACTIVITIES:
Net borrowings under revolver	11,000	—
Cash dividends paid	(22,737)	(21,414)
Purchase of common stock for treasury	(67,388)	(52,190)
Other	16,808	14,455

Net cash used in financing activities	(62,317)	(59,149)

Effect of foreign exchange rate changes	(4,302)	(1,718)

Decrease in cash and cash equivalents	(10,388)	(10,039)

Cash and cash equivalents at beginning of year	150,400	160,439

Cash and cash equivalents at end of year	$140,012	$150,400

WOLVERINE WORLD WIDE, INC.

REVENUE BY OPERATING GROUP

(Unaudited)

($000s)

	September 30,	September 30,	September 30,	September 30,	September 30,	September 30,
	4th Quarter Ended
	December 31, 2011		January 1, 2011		Change
	Revenue	% of Total	Revenue	% of Total	$	%

Outdoor Group	$141,084	34.7%	$134,947	35.1%	$6,137	4.5%
Heritage Group	158,365	39.0%	151,399	39.3%	6,966	4.6%
Lifestyle Group	57,286	14.1%	50,531	13.1%	6,755	13.4%
Other	5,043	1.2%	4,079	1.1%	964	23.6%

Total branded footwear, apparel and licensing revenue	361,778	89.0%	340,956	88.6%	20,822	6.1%
Other business units	44,688	11.0%	44,069	11.4%	619	1.4%

Total Revenue	$406,466	100.0%	$385,025	100.0%	$21,441	5.6%

	September 30,	September 30,	September 30,	September 30,	September 30,	September 30,
	Fiscal Year Ended
	December 31, 2011		January 1, 2011		Change
	Revenue	% of Total	Revenue	% of Total	$	%

Outdoor Group	$551,789	39.2%	$467,612	37.5%	$84,177	18.0%
Heritage Group	500,283	35.5%	454,563	36.4%	45,720	10.1%
Lifestyle Group	206,276	14.6%	182,892	14.6%	23,384	12.8%
Other	15,719	1.1%	12,577	1.0%	3,142	25.0%

Total branded footwear, apparel and licensing revenue	1,274,067	90.4%	1,117,644	89.5%	156,423	14.0%
Other business units	135,001	9.6%	130,873	10.5%	4,128	3.2%

Total Revenue	$1,409,068	100.0%	$1,248,517	100.0%	$160,551	12.9%

As required by the Securities and Exchange Commission Regulation G, the following tables contain information regarding the non-GAAP adjustments used by the Company in the presentation of its financial results:

WOLVERINE WORLD WIDE, INC.

RECONCILIATION OF REPORTED FINANCIAL RESULTS TO ADJUSTED FINANCIAL

RESULTS, EXCLUDING RESTRUCTURING AND RELATED COSTS*

(Unaudited)

($000s, except per share data)

	September 30,	September 30,	September 30,
	As Reported		As Adjusted
	Fiscal Year Ended	Restructuring and	Fiscal Year Ended
	January 1, 2011	Related Costs (a)	January 1, 2011

Diluted earnings per share	$2.11	$0.06	$2.17

RECONCILIATION OF EPS GUIDANCE TO ADJUSTED EPS GUIDANCE, EXCLUDING

INCREMENTAL PENSION EXPENSE*

(Unaudited)

	September 30,	September 30,	September 30,
	Full-Year 2012		Full-Year 2012
	Guidance	Incremental Pension	Guidance
	(GAAP Basis)	Expense (b)	As Adjusted

Diluted earnings per share	$ 2.60 - 2.70	$0.15	$ 2.75 - 2.85

Percentage change from prior year	4.8% - 8.9%		10.9% - 14.9%

(a)

This adjustment presents the Company's results of operations on a continuing basis without the effects of fluctuations in restructuring and related costs. The adjusted financial results are used by management to, and allows investors to, evaluate the operating performance of the Company on a comparable basis.

(b)

This adjustment presents the Company's 2012 outlook of operations on a continuing basis without the effects of fluctuations in non-cash pension expense. The adjusted financial outlook is used by management to, and allows investors to, evaluate the future operating performance of the Company on a comparable basis.

*

To supplement the consolidated financial statements presented in accordance with Generally Accepted Accounting Principles (“GAAP”), the Company discloses certain non-GAAP financial measures. Management does not, nor should investors, consider such non-GAAP financial measures in isolation from, or as a substitution for, financial information prepared in accordance with GAAP. A reconciliation of all non-GAAP measures included in this press release, to the most directly comparable GAAP measures, are found in the financial tables above.